Exhibit 5.1

701 BRAZOS STREET SUITE 1100 AUSTIN TEXAS 78701 TELEPHONE: 737.309.7000 WWW.MOFO.COM	MORRISON & FOERSTER LLP AUSTIN, BEIJING, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, S INGAPORE, TOKYO, WASHINGTON, D.C.

August 6, 2024

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

Post Office Box 98510

Las Vegas, Nevada 89193

Ladies and Gentlemen:

We are acting as counsel to Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (File No. 333-275774) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing on November 28, 2023, the related prospectus included therein (the “Base Prospectus”), and the prospectus supplement filed with the Commission on August 6, 2024 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”). This opinion is rendered in connection with the proposed issuance and sale by the Company of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate offering price of up to $340,000,000 (the “Placement Shares”), pursuant to the terms of that certain Equity Distribution Agreement, dated August 6, 2024 (the “Equity Distribution Agreement”), by and among the Company, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and in the manner described in the Prospectus Supplement. The Placement Shares will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the Securities Act.

As counsel for the Company, we have examined the Equity Distribution Agreement, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Certificate of Incorporation (the “Charter”), the Company’s Amended and Restated Bylaws, as amended, as well as originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Placement Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Placement Shares will not be issued in violation of the ownership limit contained in the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Southwest Gas Holdings, Inc.

August 6, 2024

Based upon, subject to and limited by the foregoing, we are of the opinion that the Placement Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be legally issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Placement Shares, which Form 8-K will be incorporated by reference into the Registration Statement, the Base Prospectus and the Prospectus Supplement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP